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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       CITIGROUP INC.                                          CITIGROUP FUNDING INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       DELAWARE                                                    DELAWARE
               (STATE OF INCORPORATION                                      (STATE OF INCORPORATION
                   OR ORGANIZATION)                                            OR ORGANIZATION)

                      52-1568099                                                  42-1658283
         (I.R.S. EMPLOYER IDENTIFICATION NO.)                        (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                 399 Park Avenue
                            New York, New York 10043
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

If this form relates to the              If this form relates to the
registration of a class of               registration of a class of
securities pursuant to Section 12(b)     securities pursuant to Section 12(g)
of the Exchange Act and is effective     of the Exchange Act and is effective
pursuant to General Instruction A.(c),   pursuant to General Instruction A. (d),
please check the following box. [X]      please check the following box. [ ]


Securities Act registration statement file numbers to which this form relates:
333-122925; 333-122925-01
                                                        (IF APPLICABLE)

Securities to be registered pursuant to Section 12(b) of the Act:

              TITLE OF EACH CLASS                           NAME OF EACH EXCHANGE ON WHICH
              TO BE SO REGISTERED                           EACH CLASS IS TO BE REGISTERED
------------------------------------------------            ------------------------------
Principal-Protected Equity Linked Notes Based               American Stock Exchange
Upon the Nikkei 225 Stock Average(SM) with
Potential Supplemental Interest at Maturity Due
2009

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (TITLE OF CLASS)

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ITEM 1.    DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

            For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Debt Securities" on pages 9 through 17 of Citigroup Funding Inc.'s Prospectus dated May 3, 2005 (Registration Nos. 333-122925; 333-122925-01), as supplemented by the information under the headings "Summary Information -- Q&A," "Risk Factors Relating to the Notes" and "Description of the Notes" on pages S-3 through S-7, S-8 through S-11 and S-12 through S-20, respectively, of the Registrants' related preliminary Prospectus Supplement, Subject to Completion, dated October 21, 2005, which information is incorporated herein by reference and made part of this registration statement in its entirety. The description of the Notes contained in the final Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the Notes, is deemed to be incorporated herein by reference and made part of this registration statement in its entirety.

ITEM 2.    EXHIBITS.

            99 (A). Prospectus dated May 3, 2005, incorporated by reference to the Registrants' filing under Rule 424(b)(5) dated May 24, 2005.

            99 (B). Preliminary Prospectus Supplement describing the Principal-Protected Equity Linked Notes Based Upon the Nikkei 225 Stock Average(SM) with Potential Supplemental Interest at Maturity Due 2009, Subject to Completion, dated October 21, 2005, incorporated by reference to the Registrants' filing under Rule 424(b)(2) dated October 24, 2005.

            99 (C). Form of Note.

            99 (D). Senior Debt Indenture among the Registrants and The Bank of New York, dated as of June 1, 2005, incorporated by reference to Exhibit 4(a) of the Registration Statement on Form S-3 of the Registrants filed on May 2, 2005 (Registration Nos. 333-122925; 333-122925-01) (the "Registration Statement").

                                       2
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                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                           Citigroup Inc.
                                     (REGISTRANT)

                           By:  /s/ Charles E. Wainhouse
                                ---------------------------------
                                Name: Charles E. Wainhouse
                                Title: Assistant Treasurer

                           Citigroup Funding Inc.
                                     (REGISTRANT)

                           By:  /s/ Geoffrey S. Richards
                                ---------------------------------
                                Name: Geoffrey S. Richards
                                Title: Vice President and Assistant
                                       Treasurer

Date: November 17, 2005

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                                INDEX TO EXHIBITS

Exhibit No.                                      Exhibit
-----------                                      -------
99 (A).              Prospectus dated May 3, 2005, incorporated by
                     reference to the Registrants' filing under
                     Rule 424(b)(5) dated May 24, 2005.

99 (B).              Preliminary Prospectus Supplement describing the
                     Principal-Protected Equity Linked Notes Based Upon the Nikkei
                     225 Stock Average(SM) with Potential Supplemental Interest at
                     Maturity Due 2009, Subject to Completion, dated October 21,
                     2005, incorporated by reference to the Registrants' filing under Rule 424(b)(2) dated October 24, 2005.

99 (C).              Form of Note.

99 (D).              Senior Debt Indenture among the Registrants and The Bank of New
                     York, dated as of June 1, 2005, incorporated by reference to
                     Exhibit 4(a) of the Registration Statement.

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